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                                  Exhibit 10(a)
                               DMI FURNITURE, INC.

                1993 LONG TERM INCENTIVE STOCK PLAN FOR EMPLOYEES


1.       DESCRIPTION OF PLAN; EFFECTIVENESS AND TERMINATION

         (a) NAME AND BACKGROUND. This is the 1993 Long Term Incentive Stock Plan for Employees (this "Plan") adopted by DMI Furniture, Inc. (the "Company"). This Plan is an addition to certain prior stock option plans of the Company, the first of which was adopted by the Board of Directors of the Company (the "Board") on August 11, 1978, approved by the Stockholders on October 9, 1978, and has since expired. The second plan was an amendment to the first plan, adopted by the Board on December 1, 1981 and January 14, 1982. The amendments to this plan were approved by the Stockholders on January 14, 1982 and February 15, 1984. The third plan was adopted by the Board on November 29, 1988 and approved by the Stockholders on February 23, 1989. Each prior plan of the Company provided for grants of stock options to key employees of the Company.

         (b) PURPOSE AND TYPE OF AWARDS. The purpose of this Plan is to encourage stock ownership by certain officers and other key employees of the Company, including directors of the Company who are also employees (collectively with their legal representatives, the "Participants"), thereby encouraging them to remain in the employ of the Company and enhancing their identity of interest with the Company. It is the intention of the Company that there be issued pursuant to the Plan: (i) non-qualified stock options ("NSOs"); (ii) incentive stock options ("ISOs") which are intended to satisfy the requirements for tax qualified status under the Internal Revenue Code of 1986, as amended (the "Code"); (iii) performance shares ("Performance Shares") or performance units ("Performance Units"); (iv) stock appreciation rights ("SARs"); and (v) restricted shares ("Restricted Shares"). Any grant of any option, stock, right or award made under the Plan shall hereinafter be referred to as an "Award."

         (c) COMPLIANCE WITH CERTAIN SECURITIES AND TAX PROVISIONS. It is the intent of the Company that (i) all transactions involving equity securities issued or issuable under this Plan by persons subject to Section 16 of the Exchange Act qualify for the exemption provided by Rule 16b-3 under the Exchange Act, and that cash-only Plan interests held by such persons that might otherwise be deemed to be "derivative securities," as defined under Rule 16a-1(c) under the Exchange Act, be excluded under Rule 16a-1(c)(3)(i) by virtue of this Plan's compliance with Rule 16b-3; and (ii) all Options issued as ISOs under Section 6 of this Plan qualify as "incentive stock options" under Section 422 of the Code. Accordingly, if any provision of this Plan or any agreement entered into pursuant hereto does not comply with the requirements of Rule 16b-3 and Section 422 as then applicable to such a transaction or cash-only Plan interest or Option, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such transaction, cash-only Plan interest or Option.

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         (d) EFFECT ON OTHER PLANS. Participation in this Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company, and any Awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided in an agreement entered into pursuant to this Plan or such other plan.

         (e) EFFECTIVENESS. This Plan will take effect upon adoption by the Board and subsequent approval by the stockholders of the Company within twelve
(12) months after this Plan is adopted by the Board.

         (f) TERMINATION. This Plan shall terminate on the tenth (10th) anniversary of its effectiveness and no Award may be made under this Plan after that date. The Board may amend, alter, suspend or terminate this Plan or the Committee's authority to grant Awards under this Plan, except that any such amendment, alteration, suspension or termination shall be subject to the ratification or approval of the Company's stockholders within one year after the Board action if such stockholder ratification or approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, or if the Board otherwise, in its discretion, determines for any other reason to submit such changes to this Plan to stockholders for approval or ratification. The amendment, alteration, suspension or termination of this Plan shall not, without the consent of such Participant, affect a Participant's rights under an Award previously granted.

2.       SHARES SUBJECT TO PLAN.

         (a) NUMBER OF SHARES. Awards under the Plan may be made for an aggregate of the greater of (i) 600,000 shares of the Company's authorized but unissued or reacquired Common Stock, $0.10 par value (the "Common Stock"), or
(ii) ten percent (10%) of the combined number of shares of Common Stock issued and outstanding at any one time or subject to issuance at any one time upon the exercise or conversion of any warrant, option, preferred stock or other similar security. Shares of Common Stock subject to an Award are herein referred to as the "Shares." The Shares are in addition to 267,560 shares of Common Stock which have been issued or are subject to options under prior plans of the Company. The limitations established by each of the preceding sentences of this subsection are subject to adjustment as provided in Section 12 hereof.

         (b) AVAILABILITY OF SHARES. If any ISO or NSO (collectively, "Options") or SAR expires or terminates for any reason during the term of this Plan and prior to its exercise in full, or if Restricted Shares or SARs are forfeited for any reason, the number of Shares related to such Award shall again become available for the grant of Awards thereafter.

3.       ADMINISTRATION OF THE PLAN.

         (a) COMMITTEE. This Plan will be administered by the Compensation Committee (the "Committee") appointed by the Board. The Committee will consist of from three to five directors not employed by the Company who will serve at the pleasure of the Board.

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         (b) MEMBERSHIP AND MEETINGS. All members of the Committee shall be
"disinterested persons" within the meaning of Rule 16b-3 promulgated pursuant to the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee will hold meetings when a quorum is present at such times and places as it may determine. A quorum shall consist of a majority of the Committee. A majority of the Committee present and voting at a meeting at which a quorum is present, or acts reduced to and approved in writing by a majority of the members of the Committee at any other time, shall be valid acts of the Committee. No director while a member of the Committee shall be eligible to receive an Award under this Plan.

         (c) AUTHORITY. Without limiting the foregoing, the Committee shall have the full and final authority, in its sole discretion and from time to time, to:

                  (i) make and adopt rules and regulations for the administration of this Plan;

                  (ii) conclusively interpret the provisions of this Plan and decide all questions of fact arising in its application;

                  (iii) determine the officers and key employees to whom Awards shall be made under this Plan;

                  (iv) determine the type of Award to be made and the amount, size and terms of each such Award (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waivers or accelerations thereof, and waiver of performance conditions relating to an Award, based in each case on such conditions as the Committee shall determine);

                  (v) determine the time when Awards will be granted;

                  (vi) prescribe from time to time the form, and the terms, provisions and conditions (not inconsistent with this Plan) of any agreements to be entered into under this Plan;

                  (vii) determine whether, to what extent and under what circumstances cash or Shares or a combination thereof payable or deliverable with respect to an Award will be deferred automatically, at the election of the Committee, or at the election of the Participant;

                  (viii) modify, extend or renew any Award or accept the surrender of any Award (in the case of an Option, to the extent not theretofore exercised) and authorize the granting of a new Award in substitution therefor;

                  (ix) modify any Option so as to specify a lower exercise price or accept the surrender of any Option and authorize the granting of a new Option in substitution therefore specifying a lower price; notwithstanding this subsection, no modification of an Award which adversely affects a Participant shall be made without the consent of the Participant; and

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                  (x) make all other determinations necessary or advisable for the administration of this Plan.

         (d) DELEGATION. The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, other than its authority with regard to benefits granted to employees who are officers or directors of the Company for purposes of Section 16 of the Exchange Act.

         (e) NON-UNIFORM DETERMINATION. The Committee's determinations under this Plan (including without limitation determinations of the Participant to receive Awards, the form, amount and timing of such Awards, the other terms, provisions and conditions thereof, the terms of the agreements evidencing Awards, and the establishment of values and performance targets) need not be uniform, and may be made by the Committee selectively among persons who receive, or are eligible to receive Awards under this Plan, whether or not such persons are similarly situated.

         (f) INDEMNIFICATION. The interpretation and construction by the Committee any provision of this Plan or of any Award made hereunder shall be final. The members of the Committee shall be indemnified by the Company to the full extent permitted by applicable law and the Company's Certificate of Incorporation and By-laws. In addition, each Participant, by his or her participation in this Plan, releases each member of the Committee of and from all losses, costs, damages and other liabilities and obligations, including attorneys fees, arising in connection with this Plan, its administration and all Awards hereunder, except only damages which a Participant can show arose directly from a member's willful misconduct or fraud.

4.       PARTICIPANTS.

         (a) ELIGIBILITY. Eligible Participants in this Plan shall be such officers and other key employees of the Company as may be selected from time to time by the Committee. Neither Directors of the Company who are not otherwise officers or employees of the Company, nor members of the Committee, shall be eligible to participate in this Plan. A Participant who is granted an Award may be granted more than one Award.

         (b) FACTORS. In making any determination as to employees to whom Awards shall be granted and as to the number of Shares to be subject to such Awards, the Committee shall take into account the duties of the respective employees, their present and potential contributions to the success of the Company, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of this Plan.

         (c) OTHER AGREEMENTS. Additionally, the Committee shall take into account whether any employment or other agreement entered into between the Company and an employee, who is or may be a Participant, provides for the issuance to the Participant of equity in the Company of a nature equivalent to any type of Award, and whether an Award should be made to such Participant to satisfy the Company's obligations under such an agreement, all in accordance with the terms and conditions of this Plan.

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5.       TERMS AND CONDITIONS OF AWARDS UNDER THIS PLAN.

         Awards under this Plan may be in the form of ISOs, NSOs, Performance Shares, Performance Units, SARs and Restricted Shares, either separately or in such combination as the Committee may in its discretion deem appropriate.

6.       STOCK OPTIONS.

         ISOs and NSOs shall be evidenced by stock option agreements which shall contain in substance and/or incorporate by reference the terms and conditions set forth in this Section 6. ISOs may be granted under the Plan covering an aggregate of 600,000 Shares. If a Participant is issued Options hereunder or under another Company stock option plan which are exercisable for the first time in any one calendar year and which cover Common Stock having an aggregate Fair Market Value (as defined in subsection (a)(ii) below) exceeding $100,000 as of the date of issue, such options shall not be treated as tax-qualified incentive stock options to the extent of the excess. Such options shall be so disqualified in reverse order of grant.

         (a)      OPTION PRICE.

                  (i) The purchase price per Share deliverable upon the exercise of an Option shall not be less than 100% of the Fair Market Value (as defined in subsection (ii) below) of the Shares on the day the Option is granted, as determined by the Committee; provided, however, that (A) in the event the Participant is granted an ISO, and, immediately prior to the grant of the Award, is the beneficial owner of more than ten (10) percent of the Company's outstanding voting stock, the price per Share payable on the exercise of the Option will be not less than one hundred ten (110%) percent of the Fair Market Value per Share of the outstanding Shares on the date the Option is granted; and
(B) in the event the Participant is granted a NSO, the price per Share payable on the exercise of the Option will be not less than fifty (50%) percent of the Fair Market Value per Share of the outstanding Shares on the date the Option is granted. Subject to the foregoing, the Committee in fixing the price per Share will have full authority and discretion.

                  (ii) The Fair Market Value of Shares shall be the closing price of such Shares on the exchange on which such Shares are traded, as reported on the date of grant, or, if no closing price is reported on that date, the closing bid price on the most recent trading day immediately preceding the date of the grant.

         (b)      EXERCISE OF OPTION.

                  (i) Each Option Agreement shall state the period or periods of time within which the Option may be exercised by the Participant, in whole or in part, which shall be such period or periods of time as may be determined by the Committee at the time of grant, PROVIDED THAT, the exercise period shall not end later than (A) five years after the date of the grant of an ISO to a Participant who, immediately prior to the grant of the Award, is the beneficial owner of more than ten (10) percent of the Company's outstanding voting stock, or (B) otherwise, ten

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years after the date of the grant of the Option. Each Option shall in any event expire immediately upon the termination of the applicable exercise period set forth above and shall be void and unexercisable thereafter.

                  (ii) To qualify for an exemption under Section 16(b) of the Exchange Act, at least six (6) months must elapse from the date of grant of an Option to the date of disposition of the Option (other than upon exercise thereof) or the Common Stock issuable upon exercise thereof.

         (c)      PAYMENT FOR SHARES.

                  (i) The price payable on the exercise of any Option in whole or in part shall be equal to the Option price multiplied by the number of Shares as to which the Option is exercised, and shall be paid in cash or by certified check, along with any applicable tax withholding.

                  (ii) If permitted by the Committee, in its sole discretion, payment in full or in part may be made in the form of Common Stock owned by the Participant for at least six (6) months prior to the date the Option is exercised (based on the Fair Market Value of the Common Stock on such date). The Committee, in its sole discretion, may also permit certain Participants to exercise any Option or portion thereof and tender the Shares so acquired at their Fair Market Value in payment of the Option price, and to exercise other Options immediately and successively. Except with respect to the successive exercise of Options, Shares delivered in payment of the Option price shall be evidenced by negotiable stock certificates registered either in the sole name of the Participant or the names of the Participant and spouse, or by any combination of cash or Shares. No Shares shall be issued unless the Participant has fully complied with the provisions of this Plan.

                  (iii) With respect to any Participant subject to Section 16(b) of the Exchange Act, any election by a Participant to pay the exercise price in Shares or other Common Stock shall be made during the period beginning on the third (3rd) business day following the release for publication of quarterly or annual financial information required to be prepared and disseminated by the Company pursuant to the requirements of the Exchange Act and ending on the twelfth (12th) business day following such date. This condition shall be deemed to be satisfied when the specified financial data appears on or in a wire service, financial news service, or newspaper of general circulation or is otherwise first made publicly available.

         (d)      RIGHTS UPON TERMINATION OF EMPLOYMENT.

                  (i) In the event that a Participant ceases to be an employee of the Company for any reason other than death, disability, retirement (including early retirement) or involuntary separation without cause, all Options granted to such Participant shall terminate forthwith or at such other time as determined by the Committee.

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                  (ii) In the event employment ceases because a Participant dies or becomes disabled prior to expiration of any unexercised Option, such Participant shall have the right to exercise the Option during its term within a period of twelve (12) months after the date employment so ceased (and the Option shall expire at the end of such period), to the extent that the Option was exercisable on the date employment ceased due to death or disability, or during such other period and subject to such terms as may be determined by the Committee.

                  (iii) In the event employment ceases because a Participant is involuntarily separated without cause or retires prior to expiration of any unexercised Option, such Participant shall have the right to exercise the Option during its term within a period of three (3) months after the date employment so ceased (and the Option shall expire at the end of such period), to the extent that the Option was exercisable on the date employment ceased, or during such other period and subject to such terms as may be determined by the Committee.

                  (iv) As used in this Plan, (A) "disability" shall have the meaning set forth in Section 22(e)(3) of the Code, and (B) the phrase "involuntary separation without cause" means a termination of employment by the Company for reasons other than substantial failure to perform duties, material violation of Company policies, unethical activities, misconduct, fraud, or illegal act; provided that, an "involuntary separation without cause" does not include a resignation or a voluntary separation from employment, in either case initiated by the Participant.

7.       STOCK APPRECIATION RIGHTS.

             Awards may be made from time to time in the form of SARs, which shall be evidenced by stock appreciation rights agreements which shall contain in substance and/or incorporate by reference the following terms and conditions:

         (a) AWARD. Each SAR shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise thereof all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares of the Company at the time of exercise, as determined by the Committee, over (ii) a specified price which shall not be less than 100% of the Fair Market Value of the Shares at the time the SAR was granted, or, if connected with a previously granted Option, not less than 100% of the Fair Market Value of the Shares at the time such Option was granted. An SAR may be granted in connection with all or any portion of a previously or contemporaneously granted Option or not in connection with an Option.

         (b) TERM. SARs shall be granted for a period of not less than one (1) year nor more than ten (10) years and shall be exercisable in whole or in part at such time or times and subject to such other terms and conditions as shall be prescribed by the Committee at the time of grant; provided that no SAR shall be exercisable, in whole or in part, during the six-month period starting with the date of grant.

         (c)      RIGHTS UPON TERMINATION OF EMPLOYMENT.

                  (i) In the event that a Participant ceases to be an employee of the Company for any reason other than death, disability, retirement (including early retirement) or involuntary

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separation without cause, all SARs granted to such grantee shall terminate forthwith or at such other time as determined by the Committee.

                  (ii) In the event employment ceases because a Participant dies or becomes disabled without having fully exercised such Participant's SARs, the Participant shall have the right to exercise the SARs during their term within a period of twelve (12) months after the date employment ceased due to death or disability (and the SAR shall expire at the end of such period), to the extent that the right was exercisable on the date employment so ceased, or during such other period and subject to such terms as may be determined by the Committee.

                  (iii) In the event employment ceases because a Participant is involuntarily separated without cause or retires prior to expiration of his or her SARs, the Participant shall have the right to exercise the SARs during their term within a period of three (3) months after the date employment so ceased (and the SAR shall expire at the end of such period), to the extent that the SARs were exercisable on the date employment ceased, or during such other period and subject to such other terms as determined by the Committee.

         (d) SECTION 16(b) COMPLIANCE. The Committee may establish such additional terms and conditions, without limiting the foregoing, as it determines to be necessary or desirable to avoid "short-swing profit" liability in connection with an SAR under Section 16(b) of the Exchange Act.

         (e) PAYMENT. Upon exercise of an SAR, payment shall be made solely in cash.

         (f) INCENTIVE STOCK OPTIONS. SARs may be granted in connection with an ISO, but shall not be granted in a manner or form which will result in the failure of such ISO to qualify as an "incentive stock option" under Section 422 of the Code, or regulations thereunder.

8.       PERFORMANCE SHARES AND PERFORMANCE UNITS.

             Performance Shares and Performance Units shall be evidenced by performance agreements which shall contain in substance and/or incorporate by reference the following terms and conditions:

         (a) PERFORMANCE PERIOD. At the time of each Award of Performance Shares or Performance Units, the Committee shall establish with respect to such Award a performance period of not less than two nor more than five years.

         (b) VALUATION. At the time of each Award, the Committee shall establish with respect to such Award a number of Shares or a value for each unit, which shall not thereafter change or which may be fixed or varied thereafter and determinable from criteria specified by the Committee at the time of the Award.

         (c) PERFORMANCE TARGETS.

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                  (i) At the time of each Award, the Committee shall establish maximum and minimum performance targets to be achieved with respect to each such Award during the performance period. The Participant shall be entitled to delivery of all Performance Shares or to payment with respect to all Performance Units awarded if the maximum target is achieved during the performance cycle, but shall be entitled to delivery of a portion of Performance Shares or to payment with respect to all Performance Units awarded according to the level of achievement of performance targets, as specified by the Committee, for performance during the performance period which meets or exceeds the minimum target but fails to meet the maximum target.

                  (ii) The performance targets established shall relate to performance of the Company, any constituent company, or any division or unit thereof and may be established in terms of growth in gross revenue, earnings per share, ratio of earnings to shareholders' equity or to total assets or such other performance targets as may be determined by the Committee in its discretion. Multiple targets may be used and may have the same or different weight, and they may relate to absolute performance, or relative performance as measured against other time periods or other corporations, divisions or units. Targets for the same performance period may be different for Performance Shares and for Performance Units.

         (d) ADJUSTMENTS. At any time prior to delivery of Performance Shares or Performance Units, the Committee may adjust previously established performance targets and other terms and conditions, including the Company's or other corporations' financial performance for Plan purposes, to reflect major unforeseen events such as changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures or extraordinary, unusual or non-recurring items or events.

         (e) DELIVERY OR PAYMENT. Following the conclusion of each performance period, the Committee shall determine the extent to which performance targets have been attained for such period as well as the extent to which the other terms and conditions established by the Committee have been met. The Committee shall determine what, if any, Shares are due on a Performance Shares Award and what, if any, payment is due on a Performance Unit Award. At the discretion of the Committee, a Performance Unit Award may be paid in Shares.

         (f) TERMINATION OF EMPLOYMENT.

                  (i) In the event that a Participant holding a Performance Award ceases to be an employee of the Company prior to the end of the applicable performance period by reason of death, disability, retirement (including, with the consent of the Company, early retirement) or involuntary separation without cause, the Participant's Performance Shares or Performance Units, to the extent earned under the applicable performance targets, shall be deliverable or payable at the end of the performance period in proportion to the active service of the Participant during the performance period, as determined by the Committee.

                  (ii) Upon any other termination of employment, participation shall terminate forthwith and all outstanding Awards held by the Participant shall be canceled unless the Committee determines otherwise.

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9.       RESTRICTED SHARES.

         Restricted Shares awarded under this Plan shall be in the form of Shares restricted as to transfer and subject to forfeiture, and shall be evidenced by restricted share agreements which shall contain in substance and/or incorporate by reference the following terms and conditions:

         (a) RESTRICTION PERIOD. Restricted Shares awarded pursuant to this Plan shall be subject to such terms, conditions, and restrictions, including without limitation prohibitions against transfer, substantial risks of forfeiture and attainment of performance objectives, for such period or periods of time as shall be determined by the Committee at the time of grant.

         (b) RESTRICTION UPON TRANSFER. Restricted Shares awarded, and the right to vote such Restricted Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided, during the restriction period applicable to such Restricted Shares. Notwithstanding the foregoing, and except as otherwise provided in this Plan, the Participant shall have all the other rights of a shareholder including but not limited to, the right to receive dividends and the right to vote such Restricted Shares.

         (c) CERTIFICATES. Each certificate issued in respect of Restricted Shares awarded to a Participant shall be deposited with the Company or its designee, and shall bear the following legend:

             "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the DMI Furniture, Inc. 1993 Long Term Incentive Stock Plan for Employees and an Agreement entered into between the registered owner and DMI Furniture, Inc. Release from such terms and conditions shall obtain only in accordance with the provisions of this Plan and Agreement, a copy of each of which is on file in the office of the Secretary of DMI Furniture, Inc."

         (d) LAPSE OF RESTRICTIONS. Each Restricted Share Agreement shall specify the terms and conditions upon which any restrictions upon Restricted Shares awarded under this Plan shall lapse, as determined by the Committee at the time of grant. Upon the lapse of such restrictions, certificates(s) free of any restrictive legend shall be issued to the Participant.

         (e) TERMINATION PRIOR TO LAPSE OF RESTRICTIONS. In the event that a Participant ceases to be an employee of the Company for any reason prior to the lapse of restrictions applicable to any Restricted Shares awarded to such Participant, all Restricted Shares as to which there still remain unlapsed restrictions shall be forfeited by such Participant to the Company without payment of any consideration by the Company, and the Participant shall not thereafter have any further rights or interest in such shares or certificates.

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10.      NONTRANSFERABILITY.

         An Award (other than Performance Shares or Restricted Shares no longer subject to risk of forfeiture) shall not be assignable or transferable otherwise than by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order" (as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder), and may be exercised, during the lifetime of the Participant, only by such Participant or his or her guardian or legal representative.

11.      CHANGE IN CONTROL.

         Upon a Change in Control in the Company, each Option, Performance Unit and SAR previously granted and not exercised shall become immediately exercisable to the same extent and in the same manner as if it had become exercisable in accordance with the provisions of this Plan and the agreement under which it was originally issued. Upon a Change in Control in the Company, each Restricted Share previously granted and still subject to forfeiture in accordance with the provisions of this Plan and the agreement under which it was originally issued, shall not thereafter be subject to forfeiture. For purposes of this Plan, a "Change in Control" of the Company shall be deemed to have occurred if:

         (a) Any "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty (20%) percent or more of the combined voting power of the Company's then outstanding capital stock, unless such person is the Company, any subsidiary of the Company, a related benefit plan or trust or another corporation in which shareholders of the Company own fifty percent (50%) or more of such corporation's voting stock;

         (b) During any period of two (2) consecutive years individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority of the Board, unless the nomination of each new director for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period;

         (c) Upon the consummation of (i) any merger or consolidation of the Company in which the Company would not be the surviving corporation, or pursuant to which Common Stock is converted to cash, securities or other property, other than a merger of the Company in which holders of Shares have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or transfer (in one transaction or series of related transactions) of all, or substantially all, of the assets of the Company; or

         (d) Any person (other than the Company itself) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control of the Company.

12.      ADJUSTMENTS.

         In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange or shares or the like, the Committee shall adjust the number of Shares which may be issued under this Plan and shall provide for an equitable adjustment of any outstanding Award or the number or kind of Shares issuable pursuant to an outstanding Award under this Plan.

13.      GENERAL RESTRICTIONS.

         The Company's obligations with respect to each Award under this Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, (b) the consent or approval of any government regulatory body, or
(c) an agreement by the recipient of an Award with respect to the disposition of Shares is necessary or desirable as a condition of or in connection with the granting of such Award or the issue or purchase of Shares thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

14.      RIGHTS TO TERMINATE EMPLOYMENT.

         Nothing in this Plan or any agreement entered into pursuant to this Plan shall confer upon the Participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such Participant.

15.      RIGHTS OF A STOCKHOLDER.

         No Participant shall have any rights as a stockholder of the Company
(a) with respect to any Shares subject to an Award until, in the case of an Option, such Option has been exercised, and in all cases, a certificate with respect to the Shares subject to such Award has been issued to the Participant, or (b) with respect to SARs or Performance Units. No adjustment in Shares subject to an Award or in SARs or Performance Units shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights, except only as to Shares subject to an Award for which the record date is prior to the date such Shares have been purchased and issued.

16.      PURCHASE FOR INVESTMENT.

         Unless the Shares subject to an Award are registered under the Securities Act of 1933, as amended (the "Securities Act"), and comply with all other laws, regulations and rules applicable thereto, the issuance of such Shares will be conditioned on obtaining appropriate representations, warranties, and acknowledgements of the Participant that:

         (a) Participant's acquisition of such Shares is and will be for investment, and not with a view to public resale or distribution thereof;

         (b) Such Shares are not registered under the Securities Act and may not be sold or otherwise transferred unless such Shares have been registered under the Securities Act or in connection with the sale or other transfer counsel satisfactory to the Company delivers to the Company a written opinion that the sale or other transfer is exempt from registration under the Securities Act, and is being made in compliance with any other applicable law, including all applicable states securities laws;

         (c) All certificates for Shares delivered under this Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or system upon which the Common Stock is then listed, and any applicable federal, state or foreign securities law; and

         (d) The Committee may cause a legend or legends to be put on all certificates evidencing such Shares to make appropriate reference to the foregoing restrictions.

17.      TAX WITHHOLDING.

         Whenever the Company proposes or is required to issue or transfer Shares under this Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, state and/or local tax withholding requirements prior to the delivery of any certificate for such Shares or, in the discretion of the Committee, the Company may withhold from the Shares to be delivered Shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under this Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy all federal, state and/or local tax withholding requirements. In addition, in all cases the Company shall have the right to take whatever action it deems necessary to protect its interests with respect to tax liabilities.

18.      REFERENCES TO SPECIFIC LAWS.

         All references herein to specific provisions of statutes, rules or regulations shall include all future amendments thereto and all provisions which replace such referenced provisions.

19.      GOVERNING LAW.

         To the extent that the federal laws do not otherwise control, this Plan shall be governed by and construed in accordance with the laws of the state of Delaware.